UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2009

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 1, 2009, Pharmacyclics, Inc. a Delaware corporation (the "Registrant"), announced that it filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") for a rights offering to its existing stockholders. The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Registrant's common stock, par value $0.0001 per share, at a subscription price to be determined. Assuming the rights offering is fully subscribed, the Registrant will receive gross proceeds of approximately $24 million, less expenses of the rights offering. The Registrant filed this rights offering to raise equity capital in a cost-effective manner that gives all of Pharmacyclics' stockholders the opportunity to participate. The net proceeds will be used for general working capital purposes, including the repayment, to the extent then outstanding, of certain indebtedness of Pharmacyclics under an existing promissory note in favor of Robert W. Duggan, our Chairman of the Board and Chief Executive Officer, and the beneficial owner of approximately 27% of Pharmacyclics' outstanding common stock.

The reason the Registrant decided in this rights offering to raise up to $24 million, in cash and/or securities, as provided in the Registration Statement, was to ensure that in the event other shareholders chose not to exercise their rights, Mr. Duggan would still be able to participate up to his proportionate 27% interest and provide Pharmacyclics with sufficient capital to satisfy the $6.4 million note payable to Mr. Duggan. Accordingly, the proceeds from the rights offering will fully repay all existing indebtedness of the Registrant.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights will be issued to all shareholders as of record date which has yet to be determined. The exercise price of the shares also has yet to be determined. We will provide notice of the record date and exercise price in the future at such time as it is determined. This filing shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A copy of the Press Release dated June 1, 2009 related to the matters set forth herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.
Exhibit No.	Description
99.1	Press Release of Pharmacyclics, Inc. dated June 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 1, 2009

PHARMACYCLICS, INC. By: /s/ RAINER M. ERDTMANN Name: Rainer M. Erdtmann Title: Vice President of Finance and Administration and Secretary

INDEX TO EXHIBITS
Exhibit	Description
99.1	Press Release of Pharmacyclics, Inc. dated June 1, 2009. PDF

         PDF    Also provided in PDF as a courtesy.